Subsidiaries of Registrant:                       EXHIBIT 21



                                                         % of Voting
                                                         Securities
                                   Organized Under        Owned by
          Name                       the Laws of      Immediate Parent

Acufex Microsurgical, Inc.         Massachusetts           100%(1)
Arthur Webster (Holdings) Pty.
  Limited                          Australia               100%(1)
Arthur Webster Pty. Limited        Australia               100%(1)
Berdan Insurance Company           Vermont                 100%(1)
B. Braun-Dexon GmbH                Germany                  50%(2)
Cyanamid Africa Limited            South Africa            100%(1)
Cyanamid Agricultural de Puerto
  Rico, Inc.                       New Jersey              100%(1)
Cyanamid Agro SNC                  France                  100%(1)
Cyanamid Australia Pty. Limited    Victoria                100%(1)
Cyanamid Benelux S.A./N.V.         Belgium                 100%(1)
Cyanamid Benelux B.V.              Netherlands             100%(1)
Cyanamid Canada Inc.               Ontario                 100%(1)
Cyanamid de Argentina S.A.         Delaware                100%(1)
Cyanamid de Colombia, S.A.         Delaware                100%(1)
Cyanamid de Costa Rica, S.A.       Costa Rica              100%(1)
Cyanamid de Mexico, S.A. de C.V.   Mexico                  100%(1)
Cyanamid de Venezuela, C.A.        Venezuela               100%(1)
Cyanamid (Far East) Limited        Hong Kong               100%(1)
Cyanamid Finance B.V.              The Netherlands         100%(1)
Cyanamid GmbH                      Germany                 100%(1)
   Cyanamid Ges.mbH                Austria                 100%(1)
   Lederle Arzneimittel
       Beteiligungs GmbH           Germany                 100%(1)
Cyanamid Hellas S.A.               Greece                  100%(1)
Cyanamid Iberica, S.A.             Spain                 99.75%(1)
Cyanamid India Limited             India                  39.9%(2)
Cyanamid Inter-American
  Corporation                      Delaware                100%(1)
Cyanamid International Corporation
  Limited                          Delaware                100%(1)
Cyanamid International Sales
  Corporation                      U.S. Virgin Islands     100%(1)
Cyanamid Italia S.p.A.             Italy                    70%(1)
Cyanamid (Japan) Ltd.              Japan                   100%(1)
Cyanamid-Korea, Inc.               Republic of Korea       100%(1)
Cyanamid Medical Device
  Company, Inc.                    Republic of Korea       100%(1)
Cyanamid of Great Britain Limited  United Kingdom          100%(1)
   Cyanamid Aerospace Products
     Limited                       United Kingdom          100%(1)
   Lederle Laboratories            United Kingdom          100%(1)
Cyanamid Overseas Corporation      Delaware                100%(1)
Cyanamid (Pakistan) Limited        Pakistan                 75%(1)
Cyanamid Peruana S.A.              Peru                    100%(1)
Cyanamid Philippines, Inc.         Philippines             100%(1)
Cyanamid (Portugal) Limitada       Portugal                100%(1)
Cyanamid Quimica do Brasil Ltda.   Brazil                  100%(1)
Cyanamid Taiwan Corporation        Republic of China      54.9%(1)
Davis & Geck, Inc.                 New Jersey              100%(1)
Dimminaco A.G./S.A./Ltd.           Lucerne, Switzerland    100%(1)
Immunex Corporation                Delaware               53.6%(2)
Irbi, S.p.A.                       Italy                   100%(1)
Laboratoires Lederle S.A.          France                  100%(1)
   Societe des Sutures Chirurgicales
     Robert et Carriere-Lederle    France                  100%(1)
Laboratorios Sobrino S.A.          Spain                  98.2%(1)
Lederle (Japan), Ltd.              Japan                    50%(2)
Lederle Parenterals, Inc.          New Jersey              100%(1)
Lederle Piperacillin, Inc.         New Jersey              100%(1)
Storz Instrument Company           Missouri                100%(1)
   Storz Intraocular Lens Company  Delaware                100%(1)
Storz Ophthalmics, Inc.            Delaware                100%(1)
Yuhan-Cyanamid, Inc.               South Korea              86%(1)

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NOTES:
     (1) The accounts of these subsidiaries in the foregoing table are included in the consolidated financial statements. Pursuant to paragraph (b)(22)(ii) of Item 601 of Regulation S-K, the names of certain subsidiaries included in the consolidated financial statements have been omitted. The unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

     (2) The accounts of these companies are not consolidated but are included on the equity basis.